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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 48 to Registration Statement No. 033-59692 on Form N-1A of The Rydex Series Funds of our reports dated May 17, 2002 appearing in The Rydex Series Funds' March 31, 2002 Benchmark Funds Annual Report, March 31, 2002 Sector Funds Annual Report and March 31, 2002 Strategic Funds Annual Report. We also consent to the reference to us under the captions "FINANCIAL HIGHLIGHTS" appearing in the Prospectus and "AUDITORS AND CUSTODIAN" appearing in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
July 24, 2002